Exhibit 3.1
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
HONEYWELL AEROSPACE INC.
Honeywell Aerospace Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
FIRST: That the board of directors of the Corporation (the “Board”), by the unanimous written consent of its members, duly adopted resolutions proposing and declaring advisable that the amended and restated certificate of incorporation of the Corporation be amended by changing Article IV thereof, so that, as amended, said Article shall read in its entirety as follows:
ARTICLE IV
1.    The Corporation is authorized to issue one class of shares to be designated common stock (the “Common Stock”). The total number of shares of Common Stock the Corporation has authority to issue is one billion (1,000,000,000), with par value of $0.01 per share.
2.    Recapitalization. Effective immediately (such time, the “Recapitalization Time”), the total number of shares of Common Stock issued and outstanding immediately prior to the Recapitalization Time shall, automatically by operation of law and without any further action on the part of the Corporation or any holders of shares of capital stock of the Corporation, be converted into a number of validly issued, fully paid and non-assessable shares of the Corporation’s Common Stock authorized for issuance pursuant to this Amended and Restated Certificate of Incorporation equal to 316,939,750.
SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL, having been declared advisable by the Board and approved by the written consent of the sole stockholder of the Corporation in accordance with Section 228 of the DGCL.
THIRD: That the aforesaid amendment shall be effective upon the filing hereof.
[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by the undersigned as of this 24th day of June, 2026.

HONEYWELL AEROSPACE INC.

/s/ Jake Wasserman
Name: Jake Wasserman
Title: Secretary